Exhibit 23.16

CONSENT OF QUALIFIED PERSON

November 3, 2023

Re: Form S-3 Registration Statement and Form S-8 Registration Statement (together, the “Registration Statements”) to be filed by McEwen Mining Inc. (the “Company”)

I, David Tyler, RM SME, consent to:

•	the incorporation by reference to the technical reports titled (a) “Gold Bar Project, S-K 1300 Technical Report Summary, Feasibility Study, Eureka County, Nevada”, that is current as of December 31, 2021, (b) “SEC S-K 229.1304 Technical Report Summary Initial Assessment - Individual Disclosure Los Azules Copper Project – Argentina”, with an effective date of May 9, 2023, and (c) “Technical Report Summary on the Initial Assessment of the Fox Complex, Ontario, Canada”, that is current as of December 31, 2021 (collectively, the “Technical Report Summaries”), each of which was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities Exchange Commission (the “SEC”), as exhibits to and referenced in this Registration Statements being filed by the Company with the SEC, and any amendments, prospectuses or supplements thereto;

•	the use of and reference to my name in the Registration Statements, including my status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the SEC), in connection with the Registration Statements and the Technical Report Summaries; and

•	the incorporation by reference of any extracts from, or summary of, the Technical Report Summaries in the Registration Statements and the use of any information derived, summarized, quoted or referenced from the Technical Report Summaries, or portions thereof, that were prepared by me, that I supervised the preparation of, and/or that were reviewed and approved by me, that are included or incorporated by reference in the Registration Statements.

I am responsible for authoring, and this consent pertains to, the Technical Report Summaries. I certify that I have read the Registration Statements and that it fairly and accurately represents the information in the Technical Report Summaries for which I am responsible.

By:	/s/ W. David Tyler
W. David Tyler, Registered Member, Society for Mining, Metallurgy and Exploration, #3288830